                                                                EXHIBIT 23(a)

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statements
Nos. 33-61711 on Form S-3, 33-42870 on Form S-3, 33-58263 on Form S-8, 33-58257
on Form S-8, 33-53503 on Form S-8, 33-29751 on Form S-8, 2-90748 on Form S-8, 2-
64035 on Form S-8, 2-47665 on Form S-8 and 2-26362 on Form S-8 of our report dated January 23, 1996 with respect to the consolidated financial statements of TRW Inc. included in the Annual Report (Form 10-K) for the year ended
December 31, 1995.

    We also consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 33-58263 on Form S-8 pertaining to The TRW Employee Stock Ownership and Stock Savings Plan and the related prospectus of our report dated March 15, 1996 with respect to the financial statements of The TRW Employee Stock Ownership and Stock Savings Plan for the fiscal year ended December 31, 1995 included as Exhibit 99(a) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1995.

                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

Cleveland, Ohio
March 20, 1996